Exhibit (a)(1)(v)

OFFER TO PURCHASE FOR CASH

UP TO 900,000

OF ITS $2.125 DEPOSITARY CONVERTIBLE EXCHANGEABLE

PREFERRED SHARES (EACH OF WHICH REPRESENTS ONE-TENTH OF A

SHARE OF $21.25 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK)

BY

PERINI CORPORATION

AT

$20.00 NET PER SHARE

March 31, 2003

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated March 31, 2003 (the “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal”) relating to the offer by Perini Corporation, a Massachusetts corporation (the “Company”) to purchase 900,000 of its $2.125 Depositary Convertible Exchangeable Preferred Shares (the “Depositary Shares”) (each of which represents one-tenth of a share of $21.25 Convertible Exchangeable Preferred Stock, par value $1.00) upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal. The Offer to Purchase the Depositary Shares is referred to the “Offer.”

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF DEPOSITARY SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH DEPOSITARY SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER DEPOSITARY SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any of or all the Depositary Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The offer price for the Depositary Shares is $20.00 per Depositary Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

2.	The Company’s Board of Directors has approved the Offer. While the Company’s Board of Directors has approved the Offer, it is not making any recommendation as to whether or not you should tender your Depositary Shares. The Company believes that this is a personal investment decision for holders of Depositary Shares. You must decide whether to tender your Depositary Shares and, if so, how many Depositary Shares to tender.

3.	THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 9, 2003 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE COMPANY, IN WHICH EVENT THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE COMPANY, WILL EXPIRE.

4.	Any stock transfer taxes applicable to a sale of Depositary Shares to the Company will be borne by the Company, except as otherwise provided in the Offer to Purchase and the Letter of Transmittal.

5.	The Offer is not conditioned on any minimum number of Depositary Shares being tendered. The Offer is, however, subject to other conditions as described in Section 12 —”Conditions of the Offer” of the Offer to Purchase.

6.	Tendering holders of Depositary Shares will not be obligated to pay brokerage fees or commissions to the dealer manager, the depositary or the information agent or, except as set forth in the Letter of Transmittal, transfer taxes on the purchase of Depositary Shares by the Company pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 11 of the Letter of Transmittal.

If you wish to have us tender any of or all the Depositary Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Depositary Shares, all such Depositary Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE DEPOSITARY SHARES TO BE PAID BY THE COMPANY, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

No Offer is being made to, nor will tenders be accepted from or on behalf of, holders of Depositary Shares in any jurisdiction in which the making of the applicable Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offering is being made on behalf of the Company by Georgeson Shareholder Securities Corporation, the dealer manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

UP TO 900,000

OF ITS $2.125 DEPOSITARY CONVERTIBLE EXCHANGEABLE PREFERRED

SHARES (EACH OF WHICH REPRESENTS ONE-TENTH OF A

SHARE OF $21.25 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK)

BY

PERINI CORPORATION

AT

$20.00 NET PER SHARE

The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated March 31, 2003 (the “Offer to Purchase”) and the accompanying Letter of Transmittal relating to the offer to purchase $2.125 Depositary Convertible Exchangeable Preferred Shares (the “Depositary Shares”) (each of which represents one-tenth of a share of $21.25 Convertible Exchangeable Preferred Stock, par value $1.00) of Perini Corporation, a Massachusetts corporation.

This will instruct you to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal. If no number is indicated below, all Depositary Shares held by you for the account of the undersigned will be tendered.

Number of Depositary Shares to be Tendered:

Signature(s):

Please Type or Print Name(s):

Type or Print Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security No.:

Dated:  ___________________, 2003

THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IF THAT FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF.

DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES.